Exhibit 99.1


FOR IMMEDIATE RELEASE


Chicago Rivet & Machine Co. Announces Third Quarter Results of Operations. Naperville, IL, November 9, 2006. Chicago Rivet & Machine Co. (Amex, symbol:
CVR) today announced results for the third quarter of 2006 as summarized below:


                                     CHICAGO RIVET & MACHINE CO.
                            Summary of Consolidated Results of Operations
                          For the Three and Nine Months Ended September 30

                                                     Third Quarter                 First Nine Months
                                                     -------------                 -----------------
                                                2006             2005           2006              2005
                                                ----             ----           ----              ----

Net sales and lease revenue                 $ 9,132,463      $ 9,718,361     $31,130,780    $29,865,615
Income (loss) before income taxes               350,179         (254,780)      1,634,989       (600,032)
Net income (loss)                               238,179         (169,780)      1,095,989       (399,032)
Net income (loss) per share                         .24             (.17)           1.13           (.41)
Average shares outstanding                      966,132          966,132         966,132        966,132

--------------------------------------------------------------------------------------------------------
                                 (All figures subject to year-end audit)


Contact:
     Kimberly A. Kirhofer
     Chicago Rivet & Machine Co.
     (630) 357-8500